UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 24, 2026

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

delaware	001-10435	06-0633559
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, connecticut	06890
(Address of Principal Executive Offices)	(Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On March 24, 2026, the Company launched a website, ruger.com/proxy2026 (the “Website”), in connection with its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Company’s press release announcing the launch of the Website is included as Exhibit 99.1 to this Report on Form 8-K. A copy of certain information made available on the Website on March 24, 2026 is included as Exhibit 99.2 to this Report on Form 8-K.

The information in this subsection of this Report on Form 8-K, and the information included on Exhibit 99.1 and Exhibit 99.2, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The filing of this Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The text included as Exhibit 99.1 is available on our website located at ruger.com/corporate and the information made available on Exhibit 99.2 is available at ruger.com/proxy2026. The Company reserves the right to discontinue such availability at any time.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 24, 2026
99.2	Materials Posted to the Website on March 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ Sarah F. Colbert
	Name:	Sarah F. Colbert
	Title:	Senior Vice President,
Corporate Secretary and
General Counsel

Dated: March 24, 2026

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